UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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FIRST SOUTH BANCORP, INC.

(Name of the Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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First South Bancorp, Inc.

June 2, 2017

Dear Fellow Stockholder:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of First South Bancorp, Inc. (the “Company”) to be held at the First South Bank (the “Bank”) Operations Center located at 220 Creekside Drive, Washington, North Carolina on Thursday, June 29, 2017, at 11:00 a.m., Eastern Time.

The attached Notice of Annual Meeting and Proxy Statement (the “Proxy Materials”) describe the formal business to be transacted at the Annual Meeting, which includes a report on the operations of the Company. Also enclosed is a copy of our 2016 Annual Report. Directors and officers of the Company and the Bank will be present at the Annual Meeting to respond to any questions that you and other stockholders may have.

The Proxy Materials and our 2016 Annual Report are also available to our stockholders on a publicly accessible Internet website. You may read, print and download our Proxy Materials and our 2016 Annual Report at www.edocumentview.com/FSBK. Also included on the publicly accessible Internet website is our Annual Report on Form 10-K as filed with the Securities and Exchange Commission, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of one director; the ratification of the appointment of Cherry Bekaert LLP as our principal independent registered public accounting firm for the year ending December 31, 2017; a non-binding advisory vote on executive compensation; a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and voting on a proposal submitted by a stockholder if properly presented at the Annual Meeting. The Board of Directors unanimously recommends a vote “FOR” the election of the director nominee; “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the year ending December 31, 2017; “FOR” the advisory vote (non-binding) on executive compensation; “THREE YEARS” on the frequency (non-binding) of the stockholder advisory vote on executive compensation; and “AGAINST” the stockholder proposal.

On behalf of the Board of Directors, we urge you to vote now, even if you currently plan to attend the Annual Meeting. Please sign, date and return the accompanying Proxy Card or vote by telephone or Internet as soon as possible. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend the meeting. It will also help ensure that a quorum is present for the conduct of business at the meeting.

On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

Sincerely,

/s/ Bruce W. Elder

Bruce W. Elder

President and

Chief Executive Officer

FIRST SOUTH BANCORP, INC.

1311 Carolina Avenue

Washington, North Carolina 27889

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 29, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of First South Bancorp, Inc. (the “Company”) will be held at the First South Bank (the “Bank”) Operations Center located at 220 Creekside Drive, Washington, North Carolina on Thursday, June 29, 2017, at 11:00 a.m., Eastern Time.

The Annual Meeting is for the purpose of considering and acting upon the following matters:

1. The election of one director to serve a three-year term;

2. The ratification of the appointment of Cherry Bekaert LLP as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2017;

3. The approval of an advisory vote (non-binding) on executive compensation;

4. The approval of an advisory vote (non-binding) on the frequency of stockholder advisory vote on executive compensation;

5. A proposal submitted by a stockholder if properly presented at the Annual Meeting; and,

6. Such other matters that properly come before the meeting or any adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Stockholders of record at the close of business on May 16, 2017 will be entitled to vote at the Annual Meeting and any adjournments thereof.

We are enclosing a copy of the Company’s 2016 Annual Report with the proxy statement.

You can vote in one of three ways as follows: Mark, sign and date your Proxy Card and return it promptly in the enclosed postage paid envelope; or, registered stockholders may call toll free 1-800-652-VOTE (8683) (there is no charge to you for this call); or, via the Internet at www.investorvote.com/FSBK and follow the instructions.

If you choose to vote by signing and returning the enclosed Proxy Card, which is solicited by the Board of Directors, please mail it promptly in the enclosed postage paid envelope. Submitting an appointment of proxy will not affect your right to revoke it or to attend the Annual Meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William L. Wall

William L. Wall

Secretary

Washington, North Carolina

June 2, 2017

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. ENCLOSED IS A PROXY CARD WITH A SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. NO POSTAGE WILL BE REQUIRED IF MAILED IN THE UNITED STATES.

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PROXY STATEMENT

OF

FIRST SOUTH BANCORP, INC.

1311 Carolina Avenue

Washington, North Carolina 27889

ANNUAL MEETING OF STOCKHOLDERS

June 29, 2017

GENERAL

This Proxy Statement is furnished to stockholders of First South Bancorp, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at the First South Bank (the “Bank”) Operations Center located at 220 Creekside Drive, Washington, North Carolina on Thursday, June 29, 2017, at 11:00 a.m., Eastern Time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and Proxy Card and this Proxy Statement are being released to stockholders on or about May 16, 2017.

VOTING AND REVOCABILITY OF PROXIES

Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to William L. Wall, Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder’s proxy.

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominee for director set forth in this Proxy Statement; FOR proposal 2; FOR proposal 3; THREE YEARS on proposal 4; and AGAINST proposal 5. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in “street name” which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

VOTING SECURITIES AND SECURITY OWNERSHIP

The securities entitled to vote at the Annual Meeting consist of the Company’s common stock, par value $.01 per share (the “Common Stock”). Stockholders of record as of the close of business on May 16, 2017 (the “Record Date”) are entitled to one vote for each share of Common Stock then held. As of May 16, 2017, there were 9,501,016 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

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Security Ownership of Management. As of May 16, 2017, the beneficial ownership of the Company’s Common Stock by each of the Company’s directors, named executive officers, and by directors and executive officers as a group was as follows:

Directors:	Shares of Common Stock Beneficially Owned as of May 16, 2017 (1)		Percent of Class (2)
Lindsey A. Crisp	12,650		0.13%
Bruce W. Elder	57,325	(3)	0.60
Steve L. Griffin	2,501	(4)	0.03
Frederick N. Holscher	115,915	(5)	1.22
L. Steven Lee	38,900	(6)	0.41
Marshall T. Singleton	261,672	(7)	2.75

Named Executive Officers
Who Are Not Directors:
Scott C. McLean	15,516	(8)	0.16
J. Randall Woodson	62,610	(9)	0.65

All directors and executive officers of the Company, eleven persons as a group (11)	730,421	(10)	7.61

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.
(2)	Based on a total of 9,501,016 shares of Common Stock outstanding as of May 16, 2017.
(3)	Includes 20,000 shares Mr. Elder has the right to acquire upon the exercise of stock options exercisable within 60 days of May 16, 2017.
(4)	Includes 120 shares owned by Mr. Griffin’s spouse.
(5)	Includes 7,832 shares owned by Mr. Holscher’s spouse.
(6)	Includes 5,000 shares owned by a family trust and 900 shares owned by Mr. Lee’s spouse.
(7)	Includes 7,512 shares owned by Mr. Singleton’s spouse.
(8)	Includes 7,500 shares Mr. McLean has the right to acquire upon the exercise of stock options vested and exercisable within 60 days of May 16, 2017.
(9)	Includes 35,500 shares Mr. Woodson has the right to acquire upon the exercise of stock options vested and exercisable within 60 days of May 16, 2017.
(10)	Includes 96,600 shares that Mr. Elder and all executive officers as a group have the right to acquire upon the exercise of options vested and exercisable within 60 days of May 16, 2017.
(11)	Includes the beneficial ownership of three additional executive officers not listed in the table.

Changes in Control. Management of the Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change-in-control of the Company. As of May 16, 2017, no stockholder known to management owned more than 5% of the Company’s Common Stock.

PROPOSAL ONE — ELECTION OF DIRECTORS

General. The Board currently consists of six members. The Company’s Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, one director will be elected for a term expiring at the 2020 Annual Meeting. The Board has nominated Marshall T. Singleton to serve as a director for a three-year period. The nominee is currently a member of the Board. Under Virginia law and the Company’s Bylaws, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present. It is intended that the persons named in the proxies solicited by the Board for the 2017 Annual Meeting will vote for the election of the named nominee. If the nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why the nominee might be unavailable to serve.

The following table sets forth for the nominee for director and continuing directors of the Company, their age, the year they first became a director of the Company and the expiration of their term as a director. Each director of the Company also is a member of the Board of Directors of the Bank. All of the directors are independent under the current listing standards of the NASDAQ Stock Market, except for Mr. Elder, because he is an employee of the Company and the Bank. In determining the independence of the directors, the Board also considers transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in the Company’s proxy statement.

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Name	Age	Year First Elected as Director of the Company	Current Term to Expire	Position(s) Held

Board Nominees for Terms to Expire in 2020
Marshall T. Singleton	77	1996	2017	Director

Directors Continuing in Office
Lindsey A. Crisp	45	2015	2018	Director
Steve L. Griffin	63	2015	2018	Director
Frederick N. Holscher	69	1996	2018	Director
Bruce W. Elder	55	2012	2019	Director, President and
				Chief Executive Officer
L. Steven Lee	66	2013	2019	Director

Qualifications of Directors. A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that the nominee and incumbent directors should serve as a director of the Company is presented below. Each of these directors brings a unique perspective and set of qualifications to the Board. Many are natives of eastern North Carolina and are connected to the local community and the Bank’s market area through their professional pursuits and civic involvement. The Company’s directors have attended many educational programs sponsored by the North Carolina Bankers Association, as well as recurring training sessions with accountants, attorneys and consultants in order to keep them current and informed on key banking issues and strategies.

Marshall T. Singleton has been a director of the Bank since 1990. In March 2014, Mr. Singleton retired and sold B.E. Singleton & Sons, a highway construction firm in Washington, NC, of which he was a co-owner for 54 years. Mr. Singleton attended the Citadel University studying engineering. He has served on the boards and as a member of many local civic and service organizations including the Salvation Army, Washington/Beaufort County Chamber of Commerce, Turnage Theater Foundation, Committee of 100 and was a former local advisory board member of First Citizens Bank. He also serves as chairman of the board of trustees of the First United Methodist Church of Washington, NC. Mr. Singleton currently serves as Vice-Chairman of the Board of both the Company and the Bank. See “Committees of the Board of Directors” below for a discussion on the various board committees on which Mr. Singleton currently serves.

Lindsey A. Crisp has been a director of the Company and the Bank since March 2015. Mr. Crisp is a graduate of East Carolina University, Greenville, NC, with a BS degree in accounting, and is a Certified Public Accountant. He is also a Chartered Global Management Accountant. He joined Carver Machine Works, Inc. of Washington, NC in 2005, and currently serves as its President, Chief Executive Officer and as a Board Member. He was previously employed with Dixon Hughes LLP, Certified Public Accountants (now Dixon Hughes Goodman LLP) from 2001 to 2005 as a Manager and a Senior Manager. He has financial oversight responsibilities of his company, and with his former positions with Dixon Hughes LLP, he gained the experience necessary to read and understand fundamental financial statements, income tax returns, business valuations and sales and legal proceedings. Mr. Crisp has previously served as an Advisory Board Member of Wells Fargo Bank in Washington, NC. He currently serves as Chairman of the Beaufort County Director’s Council for Vidant Health. He is a former Commissioner of the Greenville Housing Authority, Greenville, North Carolina; former Treasurer of the North Carolina Aerospace Alliance; former Board Member of the East Carolina University Engineering Advisory Board; former Board Member of the Beaufort County Committee of 100; and was previously a Certified Valuation Analyst. See “Committees of the Board of Directors” below for a discussion on the various board committees on which Mr. Crisp currently serves.

Steve L. Griffin has been a director of the Company and the Bank since March 2015. Mr. Griffin attended North Carolina State University, Raleigh, NC. He has also attended the Monsanto Corporation’s Leadership School. He is self-employed in the agricultural sector and is President and owner of Griffin Farms, Inc., and owner of Gold Petiole Farms LLC and Big Swamp LLC. He has the financial oversight responsibilities of his companies and has gained the experience necessary to read and understand fundamental financial statements. Mr. Griffin has previously served as an Advisory Board Member of Wells Fargo Bank in Washington, NC. He currently serves as President of the North Carolina Small Grain Growers Association and on the Board of Directors of the Old Ford Fire Department. He is a member of the following organizations: Beaufort County Farm Service Agency Committee, past Chairperson; Beaufort County Farm Bureau, past President; North Carolina Peanut Growers Association, past Director; and North Carolina Tobacco Growers Association. See “Committees of the Board of Directors” below for a discussion on the various board committees on which Mr. Griffin currently serves.

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Frederick N. Holscher has been a director of the Bank since 1985 and currently serves as general counsel for the Bank. Mr. Holscher is a graduate the University of North Carolina at Chapel Hill, with a degree in political science. He is also a graduate of the UNC-Chapel Hill law school and is currently an attorney and president of the law firm of Rodman, Holscher, Peck & Edwards, P.A., located in Washington, NC and he has been with the firm since 1973. He is an active member of the Beaufort County Bar Association, the Second Judicial District Bar Association and the North Carolina Bar Association. He has served on the boards of many local and statewide civic and service organizations including the Salvation Army, Washington Board of Realtors, Washington/Beaufort County Chamber of Commerce and the Eastern Region of Friends of the Institute of Government. Mr. Holscher currently serves as Chairman of the Board of both the Company and the Bank, and has previously served as Vice-Chairman of both boards, respectively. See “Committees of the Board of Directors” below for a discussion on the various board committees on which Mr. Holscher currently serves.

Bruce W. Elder has been a director of the Company and the Bank since August 2012, and also serves as President and Chief Executive Officer of each of them. Prior to joining the Bank, Mr. Elder was employed with Crescent Financial Corporation and Crescent State Bank of Cary, NC from 1998 to 2012, serving as Senior Vice President and Chief Financial Officer; and with Mutual Community Savings Bank of Durham, NC, serving as Chief Financial Officer. Mr. Elder is a graduate of North Carolina State University, with a degree in accounting. He is also a Certified Public Accountant in the State of North Carolina and the Commonwealth of Virginia. Mr. Elder serves on the boards of the North Carolina Bankers Association and the Beaufort County Committee of 100. See “Committees of the Board of Directors” below for a discussion on the various board committees on which Mr. Elder currently serves.

L. Steven Lee has been a director of the Company and the Bank since January 2013. He is a graduate of Chowan College, with a degree in business administration, and the General Motors Merchandizing and Management School. He is owner, President and General Manager of Lee Chevrolet, Inc. in Washington, NC, which he joined in 1972. He has financial oversight responsibilities of his business, and has the experience necessary to read and understand fundamental financial statements. Mr. Lee is a member of the National Automobile Dealers Association (NADA) and the North Carolina Automobile Dealers Association (NCADA). He currently serves on the board of directors of the NCADA and previously served on the board of directors of the Dealers Choice Mutual Insurance Company. He is a member of the Kiwanis Club and the Washington Yacht and Country Club, having served as a member of the board of directors of each organization. See “Committees of the Board of Directors” below for a discussion on the various board committees on which Mr. Lee currently serves.

Director Relationships. No director is a director or nominee of a corporation with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any corporation registered as an investment company under the Investment Company Act of 1940.

There are no family relationships among the Company’s directors and executive officers.

The Board of Directors recommends that stockholders vote “FOR” the nominee for director of the Company for the term indicated.

Executive Officers Who are Not Directors. The following sets forth information with respect to executive officers who do not serve on the Board of Directors.

Name	Age	Title (1)
Sherry L. Correll	62	Executive Vice President - Director of Bank Operations
Paul S. Jaber	60	Executive Vice President - Mortgage Banking
Scott C. McLean	53	Executive Vice President - Chief Financial Officer of the Company and the Bank
John F. Nicholson, Jr	66	Executive Vice President - Chief Credit Officer
J. Randall Woodson	56	Executive Vice President - Chief Banking Officer

(1)	All positions are with the Bank unless indicated otherwise.

Sherry L. Correll joined the Bank in 1985 and currently serves as Executive Vice President and Director of Bank Operations. Prior to 2008, she served as Executive Vice President of Deposit Operations.

Paul S. Jaber joined the Bank in 2002 and currently serves as Executive Vice President of Mortgage Banking. Prior to joining the Bank, Mr. Jaber served as Senior Vice President of Mortgage Banking of Triangle Bank in Raleigh, NC from 1999 to 2001 and as Senior Vice President of Mortgage Banking of United Federal Savings Bank of Rocky Mount, NC from 1979 to 1999.

Scott C. McLean joined the Bank in October 2012 and currently serves as Executive Vice President and Chief Financial Officer of the Company and the Bank. Prior to joining the Bank, Mr. McLean served as Executive Vice President, Chief Financial Officer and Chief Risk Officer of KeySource Commercial Bank in Durham, NC from 2007 to 2012. Prior to that, he was employed in various financial accounting and auditing capacities with Southern Community Bank and Trust, Bank of America N.A., Signet Bank and the Federal Reserve Bank of Richmond. Mr. McLean is a Certified Public Accountant and has a certification as a Commissioned Bank Examiner of the Federal Reserve System.

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John F. Nicholson, Jr. joined the Bank in 2006 as Senior Vice President and Credit Risk Manager and became Executive Vice President and Chief Credit Officer in 2008. Prior to joining the Bank, Mr. Nicholson served as a Senior Business Intermediary from 2001 to 2006 with C. J. Harris & Company. Prior to that, Mr. Nicholson had twenty-three years of banking experience in various credit administration, commercial/corporate lending, and management capacities with Wachovia Bank and United Carolina Bank. Most recently he served as Senior Vice President and Senior Credit Administrator with United Carolina Bank in Raleigh, NC.

J. Randall Woodson joined the Bank in 2008 and currently serves as Executive Vice President and Chief Banking Officer. Prior to joining the Bank, Mr. Woodson was employed with Crestar Bank from 1984 to 1998 in various commercial loan capacities. Mr. Woodson joined Valley Bank of Roanoke, VA in 1998 as Senior Loan Officer and served as Chief Lending Officer from 2000 to 2005 and most recently served with Valley Bank as Executive Vice President and Chief Operating Officer from 2005 to 2007.

Committees of the Board of Directors

The Board meets monthly and may have additional special meetings. During the year ended December 31, 2016, the Board held sixteen meetings. No director attended fewer than 75% in the aggregate of the total number of Company board of directors meetings held during the year ended December 31, 2016, and the total number of meetings held by committees on which he served during such fiscal year.

Audit Committee. The Audit Committee is a separately standing committee of the Board and has been established for the purpose described in Section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Directors Lee, Singleton and Crisp, who currently serves as Chairperson. The members of the Audit Committee are “independent,” as “independent” is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules. The function of the Audit Committee is to select the independent auditors to be engaged by the Company, to review and approve audit reports prepared by the independent auditors, to review and approve audit policies, and to review and approve annual and quarterly Securities and Exchange Commission (“SEC”) filings. The Company’s Board of Directors has determined that one member of the Audit Committee, Lindsey A. Crisp, qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. Under this definition, an “audit committee financial expert” is a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of generally accepted accounting principles (“GAAP”) in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. Director Crisp is “independent,” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules. The Board has adopted a Charter for the Audit Committee, and it is available on the Company’s Internet website located at www.firstsouthnc.com. The Audit Committee met eight times during the year ended December 31, 2016, including four conference call meetings for which no fees were paid.

Executive Committee. The Executive Committee currently consists of Directors Elder, Lee, Singleton and Holscher, who serves as Chairperson. The Executive Committee is authorized, between meetings of the Board, to perform all duties and exercise all authority of the Board, except those duties and authorities delegated to other committees of the Board, and its primary function is to consider matters that require immediate attention. The Executive Committee met nine times during the year ended December 31, 2016.

Nominating Committee. The Nominating Committee currently consists of Directors Crisp, Holscher and Griffin, who serves as Chairperson. The Nominating Committee nominates persons for election as directors at the Company’s Annual Meeting. The members of the Nominating Committee are “independent directors” as defined in NASDAQ listing standards. The Board has adopted a Charter for the Nominating Committee. The Nominating Committee Charter is available on the Company’s Internet website located at www.firstsouthnc.com. The Nominating Committee met one time during the year ended December 31, 2016.

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The Nominating Committee considers a candidate’s personal and professional integrity, knowledge of the banking business, involvement in community business and civic affairs, and also considers whether the candidate would provide adequate representation in the Bank’s market area. There is not a formal policy requiring the Nominating Committee to consider diversity in its identification of nominees to the Board of Directors, however, they value diversity, including diversity of background, experience, and expertise. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all of the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies, the Nominating Committee solicits the Company’s directors for the names of potential qualified candidates. The Nominating Committee may ask the Company’s directors to pursue their business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background, to ensure there is no past history that would cause the candidate to not be qualified to serve as a director of the Company. The Nominating Committee will also consider director candidates recommended by stockholders. Any stockholder wishing to recommend a candidate for consideration by the Nominating Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating Committee of such stockholder’s recommendation of a director nominee no later than December 31 of the year preceding the annual meeting of stockholders. Notice should be provided to: Corporate Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. In the event a stockholder has submitted a proposed nominee, the Nominating Committee would consider the proposed nominee, along with any other proposed nominees, in the same manner in which the Nominating Committee would evaluate nominees for director recommended by directors.

Compensation Committee. The Compensation Committee currently consists of Directors Holscher, Singleton and Lee, who serves as Chairperson. The Compensation Committee develops the broad outline of the compensation program and monitors the success of the program in achieving the objectives of the Company’s compensation philosophy. The Compensation Committee is also responsible for the administration of all compensation programs and policies, including the administration of both cash and stock-based incentive programs. The Compensation Committee met five times in combined meetings with the Executive Committee during the year ended December 31, 2016. No fees were paid to the Compensation Committee members as a result of the combined meetings.

The Compensation Committee operates under a written charter that establishes the Compensation Committee’s responsibilities. The Compensation Committee and the Board of Directors review the Charter periodically to ensure that the scope of the Charter is consistent with the Compensation Committee’s expected role. Under the Charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The Charter vests in the Compensation Committee principal responsibility for determining the compensation of the Chief Executive Officer based on the Compensation Committee’s evaluation of his performance. The Charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities. The Compensation Committee Charter is available on the Company’s Internet website located at www.firstsouthnc.com.

The Chief Executive Officer reviews the performance of other executive officers annually and using various and applicable salary surveys, makes recommendations to the Compensation Committee regarding changes to base salary amounts. The Chief Executive Officer develops an annual incentive plan that is based on a number of objective measures. The plan is submitted to the Compensation Committee for approval. The Chief Executive Officer also makes recommendations to the Compensation Committee with respect to annual discretionary bonus payments and the grants of stock-based compensation awards for other executive officers, excluding himself.

Asset/Liability Management Committee. The Asset/Liability Management Committee (“ALCO”) of the Bank currently consists of Directors Griffin, Holscher and Crisp, who serves as Chairperson. The ALCO establishes policies and strategies to manage the Bank’s interest rate, liquidity and capital adequacy risks and reviews the structure of the Bank’s financial assets and liabilities to ensure the structure of the balance sheet is within those established guidelines. The ALCO meets and reports to the Board on a quarterly basis. Management of the investment portfolio, including securities purchases and sales are subject to the oversight of the ALCO and are reviewed by the Board on a monthly basis. The Bank's management is responsible for administering the policies and determinations of the ALCO and the Board with respect to the Bank's asset/liability goals and strategies. The ALCO met four times during the year ended December 31, 2016.

Directors’ Credit Committee. During 2016, the Bank established a new Directors’ Credit Committee, consisting of Directors Griffin, Holscher and Singleton, who serves as Chairperson. This Committee replaced the Directors Loan Committee. The purpose of the Directors’ Credit Committee is to provide oversight to the entire lending and credit administration functions by establishing safe and sound lending policies and authorities; monitoring the adherence to policies; engaging an independent third party to perform credit reviews; ratifying all loans made; and approving the Bank’s allowance for loan and lease losses adequacy and methodology. The new Directors’ Credit Committee will meet not less than monthly, and met six times during the year ended December 31, 2016.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings. The Board maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board should send any communication to William L. Wall, Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Mr. Wall will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case he has the authority to discard the communication or take other appropriate action regarding the communication. The Company’s policy is to strongly encourage Board member attendance at annual meetings of stockholders. All of the Company’s directors attended the Company’s 2016 Annual Meeting.

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Section 16(a) Beneficial Ownership Reporting Compliance. Pursuant to regulations promulgated under the Exchange Act, the Company’s officers and directors and all persons who own more than 10% of the Company’s Common Stock (“Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company’s review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during the year ended December 31, 2016, all Reporting Persons have complied with these reporting requirements in a timely manner.

Code of Ethics. The Company has adopted a Code of Ethics for Directors, officers and employees that applies to the Company’s Board, Principal Executive Officer, and Principal Financial and Accounting Officer. The Company has posted such Code of Ethics on its Internet website and intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, the Code of Ethics by posting such information on its Internet website. The Company’s Internet website may be accessed at www.firstsouthnc.com.

Board Leadership Structure and Role in Risk Oversight. The Board is currently led by a chairman who is an independent director. Accordingly, the positions of principal executive officer and chairman are not held by the same person. The Board does not have a formal policy as to whether the roles of Chairman and Principal Executive Officer should be separate or combined. Under Virginia law, the Board is responsible for managing the business and affairs of the Company, including the oversight of risks that could affect the Company. Although the entire Board has responsibility for the general oversight of risks, it administers its risk oversight function primarily through committees, including the Audit Committee, Executive Committee, and Compensation Committee, as described above, as well as other committees. The Directors Credit Committee, with the input of the senior credit officer, is responsible for oversight of credit risk and lending policies. The ALCO is responsible for oversight of liquidity risk, interest rate risk, and balance sheet management, including the investment securities portfolio. Each of these committees meets regularly and provides reports of their activities and conclusions to the full Board, which is responsible for ratifying the actions of the committees.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following information is furnished for the principal executive officer of the Company and the two other most highly compensated executive officers who received total compensation of $100,000 or more, during the years ended December 31, 2016 and 2015, hereinafter referred to as our “named executive officers”.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Option Awards (2) ($)	Stock Awards (2) ($)	All Other Compensation (3)(4) ($)	Total ($)
Bruce W. Elder	2016	$290,000	$57,637	$6,360	$7,106	$67,753	$428,856
President and Chief Executive Officer of the Company and the Bank	2015	290,000	27,768	6,360	7,106	62,593	393,827
Scott C. McLean	2016	190,000	37,762	4,180	4,598	22,097	258,637
Executive Vice President and Chief Financial Officer of the Company and the Bank	2015	187,200	18,193	4,180	4,598	17,239	231,410
J. Randall Woodson	2016	220,375	43,799	—	5,434	30,669	300,277
Executive Vice President and Chief Banking Officer of the Bank	2015	220,375	21,101	—	5,434	21,041	267,951

(1)	Reflects the dollar value of bonus earned by the named executive officer during the fiscal year indicated.
(2)	Reflects the dollar amount of stock based compensation recognized for financial statement reporting purposes in accordance with ASC 718 - “Compensation-Stock Compensation” based upon a fair value of stock option and restricted stock awards. See Note 12 of “Notes to Consolidated Financial Statements” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for additional information.
(3)	Executive officers of the Company and the Bank receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such perquisites and other personal benefits received by any named executive officer in each of fiscal 2016 and 2015 did not exceed $10,000.
(4)	For all the named executive officers, the amount shown consists of matching contributions under the Bank’s 401(k) Plan, life insurance premiums and the cost associated with the Salary Continuation Agreements described below. For Mr. Elder, the amount shown also includes $30,250 and $34,200 in Board of Directors fees for 2016 and 2015, respectively.

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Employment Agreement. The Company and the Bank maintain an employment agreement with Bruce W. Elder, President and Chief Executive Officer of the Company and the Bank. The employment agreement has an initial term of three years, which commenced on March 19, 2012. On each anniversary of the commencement of the initial term, the term of the employment agreement is automatically extended for one additional year beyond the then-effective expiration date, unless the Board of Directors determines not to extend the term. If the Board of Directors determines not to extend the term of the employment agreement, it must notify Mr. Elder in writing at least 60 calendar days before the anniversary date. Unless sooner terminated, Mr. Elder’s employment will terminate when he reaches age 65.

As of December 31, 2016, the annual base salary under Mr. Elder’s employment agreement was $290,000. The employment agreement provides that Mr. Elder’s salary is reviewed at least annually by the Compensation Committee. Mr. Elder’s salary shall be increased no more frequently than annually to account for cost of living increases and may be increased beyond this amount at the discretion of the Compensation Committee. Mr. Elder’s salary cannot be reduced. In addition to base salary, Mr. Elder is entitled to participate in any and all officer or employee compensation, bonus, incentive, stock option, and benefit plans, including plans providing pension, medical, dental, disability, and group life insurance benefits. Mr. Elder is also entitled to reimbursement for all reasonable business expenses and paid annual vacation and sick leave. The employment agreement also provides Mr. Elder with certain benefits and payments upon termination of his employment. See “—Potential Post-Termination and Change- in-Control Benefits—Employment Agreement” below for additional information.

The employment agreement further provides that the Company and the Bank shall indemnify Mr. Elder against expenses actually and reasonably incurred by him in connection with any claims arising out of his activities as an officer, employee, or agent of the Company or the Bank or as a person who is serving or has served as a director, officer, employee, agent, or trustee of an affiliated corporation, joint venture, or other enterprise in which the Company or the Bank has an ownership interest. This indemnification obligation is subject to certain exclusions. In addition, during the term of the employment agreement, the Company and the Bank are required to maintain liability insurance covering Mr. Elder.

The employment agreement also includes confidentiality and noncompetition provisions. Under the confidentiality provisions, Mr. Elder has agreed not to disclose certain confidential information concerning the Company or the Bank to outside parties. The noncompetition covenant provides that Mr. Elder will not “Compete” (as defined in the employment agreement) with the Company or the Bank within Beaufort County, North Carolina, or within a 25-mile radius of any full-service office of the Bank (the “Relevant Market”) under certain circumstances. If Mr. Elder’s employment is terminated by the Company or the Bank without “Cause” (as defined in the employment agreement) or by Mr. Elder with “Good Reason” (as defined in the employment agreement), then he may not Compete with the Company or the Bank in the Relevant Market for a period of 6 months from his termination date. If Mr. Elder terminates his employment without Good Reason, he may not compete with the Company or the Bank in the Relevant Market for a period of 12 months from his termination date. The noncompetition covenant becomes null and void upon a “Change-in-Control” (as defined in the employment agreement) of the Company or the Bank.

Change~~-~~in~~-~~Control Protective Agreements. As of December 31, 2016, the Company and the Bank maintained change~~-~~in~~-~~control protective agreements with Scott C. McLean and J. Randall Woodson (the “executives”). The protective agreements for Messrs. McLean and Woodson will remain in effect until the earlier of (a) 12 months from the effective date of their respective agreements, or (b) the date on which the executives terminate employment with the Bank, provided that the rights under the protective agreements will continue following termination of employment if the applicable protective agreement was in effect, at the date of the change-in-control. On each anniversary date of the effective date of the protective agreements, the term of the protective agreements may be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the executives have met the required performance standards and that such protective agreements should be extended. The protective agreements provide Messrs. McLean and Woodson with certain benefits and payments upon termination of their employment in connection with a “change-in-control” (as defined in the agreement). See “—Potential Post-Termination and Change-in-Control Benefits – Change-in-Control Protective Agreements” below for additional information.

2013 Survivor Income Benefit Plan. The Bank established the 2013 Survivor Income Benefit Plan effective as of July 1, 2013. The purpose of this plan is to retain and reward certain employees of the Bank by providing death benefits to the designated beneficiary of each employee participating in the plan. In 2013, the Bank purchased single-premium life insurance policies on the lives on the participating employees. The Bank owns these life insurance policies and is also the beneficiary under the policies. In the event of the death of a participating employee, the Bank would receive the proceeds of the life insurance policy on the employee. This provides financial protection to the Bank in the event of the death of a participating employee. As compensation to each participating employee for agreeing to allow the Bank to purchase an insurance policy on his or her life, the Bank has agreed to provide a lump sum cash payment to the participating employee’s beneficiary within ninety days following the death of the employee. This death benefit is payable from the Bank’s general assets, so long as one of the Bank’s general assets is a life insurance policy on the participating employee’s life. If a participating employee leaves the employ of the Bank, the death benefit is no longer payable to the employee’s beneficiary. Each of the named executive officers is a participant in the 2013 Survivor Income Benefit Plan. The death benefit payable to the beneficiary of each named executive officer is $100,000.

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Salary Continuation Agreements. The Bank has entered into separate Salary Continuation Agreements with Messrs. Elder, McLean and Woodson. Under the terms of the salary continuation agreements, the named executive officers are entitled to cash payments in the event of their retirement, certain employment terminations, disability, death, or a change-in-control of the Bank. The purpose of the salary continuation agreements is to encourage the named executive officer’s continued employment with the Bank and to provide them with an additional incentive to achieve the Bank’s corporate objectives. See “—Potential Post-Termination and Change-in-Control Benefits – Salary Continuation Agreements” below for additional information.

Equity Compensation Plans. The following table sets forth certain information with respect to the Company’s equity compensation plans as of December 31, 2016.

Plan category:	Number of securities to be issued upon exercise of outstanding options and unvested restricted shares	Weighted-average exercise price of outstanding options and unvested restricted shares	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders			803,350
Stock options	147,750	$9.91
Restricted shares	11,750	8.27
Total	159,500	$9.79	803,350

Equity compensation plans not approved by security holders	—	—	—
Total	159,500	$9.79	803,350

Outstanding Equity Awards. The following tables provide information concerning exercisable and unexercisable stock option awards, and vested and non-vested restricted stock awards that were outstanding for each named executive officer as of December 31, 2016.

Stock Option Awards
Name	Number of Securities Underlying Unexercised Options, Number Exercisable	Number of Securities Underlying Unexercised Options, Number Unexercisable	Option Exercise Price ($)	Option Expiration Date
Bruce W. Elder	15,000	5,000 (1)	$4.12	3/22/22
Scott C. McLean	7,500	2,500 (2)	$5.58	10/27/22
J. Randall Woodson	7,500	—	$21.41	1/24/18
	5,000	—	17.27	9/30/18
	12,000	—	10.62	3/31/19
	5,000	—	10.91	2/25/20
	6,000	—	5.40	2/28/21

(1)	5,000 options vest on March 22, 2017.
(2)	2,500 options vest on October 27, 2017.

Restricted Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (4)
Bruce W. Elder	1,700 (1)	$14,212
Scott C. McLean	1,100 (2)	$9,196
J. Randall Woodson	1,300 (3)	$10,868

(1) 850 restricted shares each vest on February 14, 2017 and 2018, respectively.

(2) 550 restricted shares each vest on February 14, 2017 and 2018, respectively.

(3) 650 restricted shares each vest on February 14, 2017 and 2018, respectively.

(4) The amounts shown are based on the award price of $8.36 for unvested shares.

Potential Post-Termination and Change-in-Control Benefits. The Bank maintains certain arrangements with its named executive officers that provide for termination and change-in-control benefits. The information below describes and quantifies certain compensation that would have become payable under our existing plans and arrangements if a named executive officer’s employment had terminated in connection with certain events on December 31, 2016, given the named executive officer’s compensation levels and, if applicable, based on our stock price as of that date. These benefits are in addition to benefits made available to our salaried employees, such as accrued vacation and distributions from our tax-qualified plans.

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Employment Agreement. Under Mr. Elder’s employment agreement, if the Company or the Bank terminates Mr. Elder’s employment without Cause or if Mr. Elder terminates his employment with Good Reason, he will be entitled to a payment equal to his remaining base salary due under the agreement. The employment agreement further provides that if Mr. Elder’s employment terminates involuntarily but without Cause or if Mr. Elder voluntarily terminates his employment with Good Reason, the Bank will provide for the continuation of his life and medical insurance benefits until the first to occur of (1) Mr. Elder’s return to employment (either with the Bank or another employer), (2) Mr. Elder’s 65th birthday, (3) Mr. Elder’s death, or (4) the end of the term remaining under the employment agreement at the time of termination of Mr. Elder’s employment.

The employment agreement also provides Mr. Elder (or his estate) with benefits in the event his employment is terminated due to his disability or death while the agreement is in effect. The Company and the Bank may terminate Mr. Elder’s employment if he becomes “disabled” as defined in the employment agreement. If Mr. Elder becomes incapacitated and is unable to work, he will be entitled to a continuation of his salary and other perquisites and benefits (other than bonus) for any period of incapacity which is prior to the termination of his employment. These benefits will continue until Mr. Elder becomes eligible for benefits under any disability or insurance program maintained by the Bank. The amount of the Bank’s payments to Mr. Elder will be reduced by the amounts payable to him for the same time period under any disability benefit or pension plan covering Mr. Elder. Furthermore, the Bank will, at its own expense, provide for the continuation of Mr. Elder’s life and medical insurance benefits. If Mr. Elder’s employment is terminated due to disability, these benefits will continue until the first to occur of (1) Mr. Elder’s return to employment (either with the Bank or another employer), (2) Mr. Elder’s 65th birthday, (3) Mr. Elder’s death, or (4) the end of the term remaining under the employment agreement at the time of termination of Mr. Elder’s employment.

Mr. Elder’s employment will terminate automatically on the date of his death. In the event of Mr. Elder’s death during the term of the employment agreement, his estate will be entitled to receive his base salary and reimbursement of expenses through the end of the month in which death occurred. Mr. Elder’s estate will also be entitled to receive any bonus earned or accrued though the date of death, including any unvested amounts awarded for previous years. For a period of one year following Mr. Elder’s death, the Bank will provide continuing health care coverage to Mr. Elder’s family. This coverage will be at the Bank’s expense and will be substantially identical to the coverage that was provided before Mr. Elder’s death.

In the event Mr. Elder voluntarily terminates his employment without Good Reason or he is terminated for Cause, he is entitled to receive only his base salary and reimbursement of expenses through the date of his termination. The employment agreement also provides for a termination benefit in the event Mr. Elder’s employment is terminated without Cause in connection with a Change-in-Control. If a Change-in-Control occurs, the Change-in-Control termination benefit will be an amount in cash equal to 299% of Mr. Elder’s base amount. The Company and the Bank will also pay up to $25,000 of Mr. Elder’s legal fees associated with the enforcement of his rights under the employment agreement following a Change-in-Control. Payments and benefits provided under the employment agreement are subject to certain restrictions imposed by Section 409A of the Internal Revenue Code.

Change~~-~~in~~-~~Control Protective Agreements. As of December 31, 2016, the protective agreements for Messrs. McLean and Woodson provide the executives with change-in-control severance benefits in the event that (i) the executives voluntarily terminate employment within 90 days after an event that occurs during the Protected Period (as defined below) and that constitutes “Good Reason,” or (ii) the Bank, the Company or their successors terminate the executive’s employment during the Protected Period for any reason other than for Just Cause (as defined in the agreement). Under such circumstances, Messrs. McLean and Woodson would be entitled to a payment equal to 2.0 times the executive’s annual base salary in effect six months before the change-in-control occurred. In no event, however, can the severance benefit under the protective agreement exceed the difference between (i) the executive’s Section 280G Maximum (i.e., 2.99 times each executive’s base amount), and (ii) the sum of any other parachute payments, that the executive receives on account of the change-in-control. The protected period is defined in the protective agreements as the period that begins on the date that is six months before a change-in-control and ends on the latter of the second anniversary of the change-in-control or the expiration date of the applicable protective agreement.

The protective agreements for Messrs. McLean and Woodson provide that within ten business days of a change-in-control, the Bank shall fund a trust in the amount of the severance benefit under the protective agreements that will be used to pay amounts owed to the executives under the protective agreement. In the event that Messrs. McLean and Woodson prevail over the Company or the Bank in a legal dispute as to their protective agreements, they will be reimbursed for their legal and other expenses related thereto. The protective agreements for Messrs. McLean and Woodson are designed to be compliant with the requirements of, and administered in accordance with Section 409A of the Internal Revenue Code.

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Stock Option Grants. Mr. Woodson has received option grants under the First South Bancorp, Inc. 1997 Stock Option Plan, as amended (the “1997 Plan”). Messrs. Elder, McLean and Woodson have received option grants under the First South Bancorp, Inc. 2008 Equity Incentive Plan (the “2008 Plan”). The 1997 Plan provides in the event of a change-in-control of the Company or the Bank as defined in the plan, or upon termination due to death, outstanding stock options automatically vest and remain exercisable until the later of two years from the date of death or disability or the expiration date of the stock options. The 2008 Plan provides in the event of a change-in-control of the Company or the Bank as defined in the plan, or upon termination due to death or disability, outstanding stock options automatically vest and remain exercisable until the expiration of the term of the options. Presently, Mr. Woodson has vested stock options outstanding, and Messrs. Elder and McLean have vested and unvested options outstanding.

Restricted Stock Awards. Messrs. Elder, McLean and Woodson have received restricted stock awards under the 2008 Plan. The 2008 Plan provides in the event of a change-in-control of the Company or the Bank as defined in the plan, any time-based or other restrictions imposed on unvested restricted stock awards shall lapse. Presently, Messrs. Elder, McLean and Woodson have unvested restricted shares outstanding.

2013 Survivor Income Benefit Plan. As of December 31, 2016, each named executive officer was a participant in the 2013 Survivor Income Benefit Plan described above. In the event of the death of a named executive officer, his designated beneficiary would be entitled to receive a cash payment of $100,000 under the terms of the plan.

Salary Continuation Agreements. As of December 31, 2016, the salary continuation agreements provided for the named executive officers to receive the following benefit payments:

•	Normal Retirement Benefit. Upon separation from service after normal retirement age, the Bank shall pay to Messrs. Elder, McLean, and Woodson an annual benefit in the amount of $42,000, $27,000 and $30,000, respectively, in lieu of any other benefit under the salary continuation agreements. The annual benefit will be paid in equal monthly installments commencing the month following separation from service and continuing for fifteen (15) years, subject to certain conditions and limitations.
•	Early Termination Benefit. If early termination occurs, the Bank shall pay the terminated named executive officer the early termination annual benefit provided in the agreements for the plan year ending immediately prior to separation from service, in lieu of any other benefit under the salary continuation agreements. The annual benefit will be paid in equal monthly installments commencing the month following normal retirement age and continuing for fifteen (15) years.
•	Disability Benefit. In the event a named executive officer suffers a disability prior to normal retirement age, the Bank shall pay the named executive officer the disability annual benefit provided in the agreements for the plan year ending immediately prior to disability, in lieu of any other benefit under the salary continuation agreements. The annual benefit will be paid in equal monthly installments commencing the month following normal retirement age and continuing for fifteen (15) years.
•	Change-in-Control Benefit. If a Change-in-Control occurs, followed within twenty-four (24) months by separation of service prior to normal retirement age, the Bank shall pay Messrs. Elder, McLean and Woodson an annual benefit in the amount of $42,000, $27,000 and $30,000, respectively, in lieu of any other benefit under the salary continuation agreements. The annual benefit will be paid in equal monthly installments commencing the month following normal retirement age and continuing for fifteen (15) years.
•	Death Prior to Separation from Service and Disability. In the event a named executive officer dies prior to separation from service and disability, the Bank shall pay the beneficiary of Messrs. Elder, McLean and Woodson an annual benefit in the amount of $42,000, $27,000 and $30,000, respectively, in lieu of any other benefit under the salary continuation agreements. The annual benefit will be paid in equal monthly installments commencing the month following the named executive officer’s death and continuing for fifteen (15) years.
•	Death after Separation from Service or Disability and before Normal Retirement Age. In the event a named executive officer dies after separation from service or disability, and before normal retirement age, the Bank shall pay the beneficiary of Messrs. Elder, McLean and Woodson an annual benefit in the amount of $42,000, $27,000 and $30,000, respectively, in lieu of any other benefit under the salary continuation agreements. The annual benefit will be paid in equal monthly installments commencing the month following the named executive’s death and continuing for fifteen (15) years.
•	Death Subsequent to Commencement of Benefit Payments. In the event a named executive officer dies while receiving payments, but prior to receiving all payments due and owing hereunder, the Bank shall pay the beneficiary the same amounts at the same times as it would have paid the named executive had they survived.
•	Termination for Cause. If the Bank terminates a named executive officer’s employment for cause, then the named executive officer shall not be entitled to any benefits under the terms of his salary continuation agreement.

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DIRECTOR COMPENSATION

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the year ended December 31, 2016. This table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Nonqualified Deferred Compensation Earnings ($)	Total ($)
Lindsey A. Crisp	$40,650	$—	$40,650
Linley H. Gibbs, Jr. (1)	9,500	—	9,500
Steve L. Griffin	41,000	—	41,000
Frederick N. Holscher	49,700	92,592	142,292
Frederick H. Howdy (2)	38,750	—	38,750
L. Steven Lee	44,200	—	44,200
Charles E. Parker, Jr. (3)	22,500	—	22,500
Marshall T. Singleton	41,900	24,000	65,900

(1)	Mr. Gibbs retired as a Director effective as of March 21, 2016.
(2)	Dr. Howdy retired as a Director effective as of September 22, 2016.
(3)	Mr. Parker retired as a Director effective as of June 30, 2016.

Fees. Through December 31, 2016, members of the Bank’s Board of Directors received a fee of $2,750 for each regular meeting attended, $400 for each special Board meeting attended and $400 for certain Board committee meetings attended. Fees paid to Mr. Elder for attending Board meetings are presented in the Summary Compensation Table above. Mr. Elder does not receive fees for attending Board committee meetings. No fees are paid to directors for attendance at meetings of the Company’s Board. Directors also participate in certain benefit plans of the Company and the Bank, as described below. Directors are also eligible to receive awards under the Company’s 2008 Equity Incentive Plan. During 2016, no awards were made to directors under the 2008 Plan.

Directors’ Deferred Compensation Plan Agreements. The Bank maintains a Directors’ Deferred Compensation Plan Agreement with Director Holscher. Pursuant to the terms of the agreement, Mr. Holscher agreed to defer the receipt of his directors’ fee in the amount of $350 per month, beginning on January 1, 1994 and ending on December 29, 1998. In exchange for the agreement to defer fees, he receives certain retirement benefits (described below). Upon the later to occur of his 65th birthday and January 1, 1999, the Bank shall pay him 120 equal monthly payments of $4,088, unless he elects to receive the present value of his benefit in a single lump sum payment. The total payments to be made under the agreement to Mr. Holscher would be $490,560. During the year ended December 31, 2016, the Company accrued $20,123 for the benefit of Mr. Holscher. In 2016, Mr. Holscher received payments under his agreement in the amount of $49,056.

In the event of Mr. Holscher’s death after becoming entitled to receive a benefit, but before all of the payments have been made, the Bank shall make the remaining payments to his beneficiary. The benefits generally vest over a period of five to ten years under the different agreements. The agreement was fully vested at December 31, 2016. Under the agreement, if Mr. Holscher had resigned on December 31, 2016, but before all of the payments have been made, the Bank would make the remaining payments to him. Mr. Holscher’s deferred compensation plan agreement has been amended to comply with the requirements of, and will be administered in accordance with Section 409A of the Internal Revenue Code. Payments and benefits provided under the deferred compensation plan agreement for Mr. Holscher are subject to certain restrictions imposed by Section 409A.

Directors’ Deferred Retirement Plan Agreements. The Bank maintains a directors’ deferred retirement plan agreement with directors Holscher and Singleton. Under the terms of the retirement plan agreements, the Bank will pay a director (or his beneficiary in the event of his death) a monthly amount for a period of 120 months beginning upon the director’s retirement plan qualifying date, unless the Director elects to receive the present value of his benefit in a single lump sum payment. The director’s retirement plan qualifying date is defined as the later to occur of the director’s 70th birthday or January 1, 1999. Under the retirement plan agreements, upon attainment of age 70, Messrs. Holscher, and Singleton each would receive 120 monthly payments of $2,000 for a total of $240,000 for each individual. During the year ended December 31, 2016, the Company accrued $11,031 and $5,180 under the retirement plan for the benefit of directors Holscher and Singleton, respectively. In 2016, Mr. Singleton received payments under the agreement in the amount of $24,000.

The benefits under the retirement plan agreements generally vest over a period of five to ten years under the different agreements. All participants became 100% vested in their benefits as of December 31, 2007. In the event that on or before the retirement plan qualifying date the director’s service is terminated for any reason within 24 months following a change-in-control, the Bank will pay the director the monthly benefit for a period of 120 months.

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The retirement plan agreements for Messrs. Holscher and Singleton have been amended to comply with the requirements of, and will be administered in accordance with Section 409A of the Internal Revenue Code. Payments and benefits provided under the retirement plan agreements for Messrs. Holscher and Singleton are subject to certain restrictions imposed by Section 409A.

Directors’ Retirement Payment Agreements. The Bank maintains a deferred compensation payment agreement with Director Holscher. Under the terms of the payment agreement, Mr. Holscher deferred receipt of director’s fees in an amount equivalent to $291.66 per month over a six-year period. In exchange for the agreement to defer receipt of director’s fees, Mr. Holscher will receive, upon the earlier of his 65th birthday or termination of service as a director for any reason on or after attaining age 55, a certain amount per month for a period of 120 months, unless he elects to receive the present value of his benefit in a single lump sum payment. Under the payment agreement, upon the earlier to occur of attainment of age 65, or termination of service after attainment of age 55, Mr. Holscher would receive 120 monthly payments of $3,628. The total payments to be made under the agreement to Mr. Holscher will be $435,360. During the year ended December 31, 2016, the Company accrued $21,361 under the payment agreement for the benefit of Mr. Holscher. In 2016, Mr. Holscher received payments under the agreement in the amount of $43,536.

In the event of Mr. Holscher’s death after becoming entitled to receive monthly payments but before all payments have been made, the Bank will pay all remaining amounts to his beneficiary. The retirement payment agreement for Mr. Holscher has been amended to comply with the requirements of, and will be administered in accordance with Section 409A of the Code. Payments and benefits provided under the deferred payment agreement for Mr. Holscher are subject to certain restrictions imposed by Section 409A.

TRANSACTIONS WITH RELATED PERSONS

The Bank offers loans to its directors and executive officers. At December 31, 2016, the Bank’s loans to directors and executive officers totaled $2,804,101, or 3.22% of the Company’s stockholders’ equity at that date. All loans to the Company’s and the Bank’s directors and executive officers and members of their immediate families and corporations or organizations of which a director or executive officer is an executive officer, partner or 10% owner were made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not affiliated with the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

The Company does not have a comprehensive written policy for the review, approval or ratification of certain transactions with related persons. However, in accordance with banking regulations, the Board of Directors reviews all loans made to a director, executive officer, or related person, and any such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.

RELATIONSHIP WITH PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS

Cherry Bekaert LLP (“Cherry Bekaert”) has served as the Company’s principal independent public accountants to audit the Company’s two most recent fiscal years and has been appointed by the Audit Committee of the Board (the “Audit Committee”) to be the principal independent public accountants for the 2017 fiscal year, subject to ratification by stockholders, see “Proposal Two — Ratification of Principal Independent Public Accountants,” below.

PROPOSAL TWO – RATIFICATION OF PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Cherry Bekaert as the Company’s principal independent public accountants for the year ending December 31, 2017, subject to ratification by stockholders. A representative of Cherry Bekaert is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so. If the ratification of the appointment of the principal independent public accountants is not approved by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee may consider other principal independent public accountants but might not change its appointment.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Cherry Bekaert LLP as the Company’s principal independent registered public accounting firm.

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REPORT OF THE AUDIT COMMITTEE

As detailed in the Audit Committee Charter, the role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities regarding the following:

•	The review of the Company’s financial statements, including matters relating to its internal controls;
•	The qualification and independence of the Company’s principal independent public accountants;
•	The performance of the Company’s internal auditors; income tax preparers and principal independent public accountants; and
•	The Company’s compliance with legal and regulatory requirements.

Management is responsible for the preparation and presentation of the Company’s financial statements and its overall financial reporting process, and with the assistance of the Company’s internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws. The principal independent public accountants are responsible for planning and carrying out a proper audit of the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing management’s assessment of the effectiveness of internal control over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing and accounting and are not full-time employees of the Company.

In the performance of its oversight function, the Audit Committee, among other things, reviewed and discussed the audited financial statements with management and the principal independent public accountants have confirmed to them that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the principal independent public accountants matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and letter from the principal independent public accountants required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent public accountant’s communication with the Audit Committee concerning independence; has considered whether any non-audit services performed by the independent public accounts to the Company is compatible with maintaining their independence; and has discussed with the independent public accounts their independence.

All services rendered by Cherry Bekaert during 2016 were subject to pre-approval by the Audit Committee. The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent auditors. Under this policy, each year at the time it engages the independent auditor, the Audit Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. The Audit Committee has considered whether Cherry Bekaert’s provision of other non-audit services to the Company is compatible with maintaining independence of Cherry Bekaert. The Audit Committee has determined that it is compatible with maintaining the independence of Cherry Bekaert.

Based upon the review and discussions in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s charter, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. Members of the Audit Committee are Lindsey A. Crisp (Chairman), L. Steven Lee and Marshall T. Singleton.

AUDIT AND OTHER FEES BILLED BY PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS

The following information is provided regarding fees billed by the Company’s principal independent public accountants for the years ended December 31, 2016 and 2015.

Audit Fees. The aggregate fees billed by Cherry Bekaert for the audits of the Company’s annual consolidated financial statements and internal control over financial reporting; interim reviews of the unaudited financial statements included in the Company’s Quarterly Reports on Form 10-Q; and the U.S. Department of Housing and Urban Development (HUD)-assisted programs audit, were $125,000 and $117,000 for the years ended December 31, 2016 and 2015, respectively.

Audit-Related Fees. The aggregate fees billed by Cherry Bekaert for audit-related services relating to the employee benefit plan audit were $23,000 for both the years ended December 31, 2016 and 2015, respectively.

Tax Fees. No fees were billed by Cherry Bekaert for tax services for the years ended December 31, 2016 and 2015. Tax services for the Company are performed by another independent company.

All Other Fees. No fees were billed by Cherry Bekaert for services not included above for the years ended December 31, 2016 and 2015.

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PROPOSAL THREE – ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, we are including in these Proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding vote, the compensation of our named executive officers as disclosed in this proxy statement.

The Company’s executive compensation programs are designed to attract, retain and motivate executive officers who are critical to the Company’s success. The Company’s compensation philosophy for named executive officers is founded upon the premise that its success depends, in a large part on the dedication, commitment and performance of the individuals placed in key management positions to drive the overall performance of the Company. In order to attract and retain executives with the ability and the experience necessary to lead and deliver strong performance to its stockholders, the Company strives to provide a total compensation package that is competitive with its peers. Please read the section above entitled “Executive Compensation” for details about our executive compensation programs, including information about the 2016 compensation of the named executive officers.

We are asking for stockholders to indicate their support for the compensation arrangements with our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution to be presented at the Annual Meeting:

RESOLUTION

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation tables and narrative discussion above, is hereby APPROVED.”

This “say-on-pay” vote is advisory, and therefore is not binding upon the Company, the Compensation Committee or our Board of Directors. The stockholder vote does not create or imply any change to the fiduciary duties of our Board of Directors, create or imply any additional fiduciary duties for our Board of Directors, and will not be construed to restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to our executive compensation. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate to address those concerns.

The affirmative vote of a majority of the shares of our common stock present or represented and voting on the say-on-pay resolution is required to approve the resolution. Because your vote is advisory, it will not be binding upon our board, will not overrule any decision by our board and will not create or imply any additional fiduciary duties on our board or any member thereof. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Abstentions and broker non-votes will be counted for purposes of determining the presence of absence of a quorum. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted at the meeting and, accordingly, will not affect the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of the resolution above, relating to the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

PROPOSAL FOUR – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTING ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to recommend, in a non-binding vote, whether a non-binding stockholder vote to approve the compensation of our named executive officers (that is, votes similar to the advisory vote in the preceding proposal) should occur every one, two, or three years.

After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a three-year interval for the future advisory voting on executive compensation. In formulating its recommendation, our Board of Directors considered that given the nature of our compensation programs, a triennial vote would be sufficient for our stockholders to provide us with their input on our compensation philosophy, policies and stockholder practices. We understand that our stockholders may have different views as to what is the best approach, and we look forward to hearing from our stockholders on this Proposal.

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You may cast a vote on our preferred voting frequency by choosing the option of one year, two years, or three years or abstain from voting when you vote in response to this proposal.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders (with abstentions and broker non-votes not being treated as votes “cast”) will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors, our board may decide that it is in the best interests of our stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. The stockholder vote does not create or imply any change to the fiduciary duties of our Board of Directors, create or imply any additional fiduciary duties for our Board of Directors, and will not be construed to restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to our executive compensation.

The Board of Directors unanimously recommends a vote of “THREE YEARS” as the frequency with which stockholders are asked in the future to provide an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

PROPOSAL FIVE – STOCKHOLDER PROPOSAL REGARDING A SALE, MERGER,
OR OTHER DISPOSITION OF THE COMPANY

The Company has been advised that a stockholder intends to present the following proposal at the Annual Meeting. The proposed resolution and supporting statement, for which neither the Company nor the Board of Directors accepts responsibility, are set forth below exactly as submitted by the stockholder to the Company. The proposal was submitted by Mr. Phillip A. Lewis, 905 E. Arlington Boulevard, Suite A, Greenville, NC 27858, who has advised the Company that he holds 138,149 shares of Common Stock.

As an investor in First South Bancorp, Inc. (the “Company”), I submit the following proposal for consideration at the Company’s 2017 Annual Meeting of Stockholders:

RESOLVED, that the shareholders hereby inform the Board of Directors that the shareholders recommend that the Board of Directors immediately take the necessary steps to achieve a sale, merger, or other disposition of the Company on terms that will maximize shareholder value as promptly as possible.

Supporting Statement

The company and its subsidiary First South Bank have suffered a long run of financial under performance. Since Q1 2013, the Company’s returns on average assets have declined from 1.03% to 0.78%. Returns on Equity have declined from 9.22% to 8.52% over the same period. The Company’s quarterly dividends were $0.20/share in 2008 and are now $0.03/share in 2016. Efficiency rating is now at 73.84%, far above the level of a well-managed bank.

Of great concern is that on an absolute basis, net loan assets changed 20.41% from Q3 2015 to Q3 2016. The level of loan loss reserves went from 1.33% to 1.24% respectively. Such a level of growth raises significant concerns regarding credit quality. The Company’s acquisition of nine branches from Bank of America in September 2014 with essentially no loans acquired in the purchase has resulted in a rush to place risker earning assets on their books.

Meanwhile the directors continue to earn in excess of $40,000 on average last year, significantly exceeding director compensation for peer banks. Also, the Company’s executive officers benefit from unusual agreements that allow for additional cash payments, or “excise tax gross ups,” to cover income taxes that might arise in connection with a separation from service. First South Bancop’s own 2016 ISS report was very critical of this benefit.

The number of potential acquirers are dwindling in the current marketplace. Last year this initiative received approximately 45% of votes cast on a very unlevel playing field. I propose that the shareholders vote for the resolution as described above at the Company’s next Annual Meeting. I intend to hold the securities required by Rule 14a-8(b) through that Annual Meeting.

/s/ Phillip A. Lewis

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COMPANY’S STATEMENT OF OPPOSITION

Your Board of Directors unanimously recommends a vote “AGAINST” the above proposal for the following reasons:

The Board of Directors has reviewed the proposal and has concluded that its adoption would not achieve the stated purpose of this proposal – the maximization of stockholder value. In a business combination, stockholder value is maximized when a company’s financial performance attracts the attention of one or more companies who believe that a strategic partnership would benefit both groups of stockholders. When a company finds itself in a position where it is being asked to “immediately take the necessary steps to achieve a sale, merger or other disposition of the Company,” the Board believes the only stockholders who will be maximizing value are those of the acquirer. Therefore, your Board of Directors unanimously recommends a vote “AGAINST” the above proposal.

First South Bancorp has made significant progress with respect to financial performance and we believe the Company has great momentum into the future. Our return on assets increased to 0.72% for the year ended December 31, 2016 from 0.52% for the prior year. Our return on equity was 8.02% for 2016; the highest level since 2008. On January 26, 2017, the Board declared an increase in the quarterly dividend to $0.035 per share. This represents the third increase in the quarterly dividend since its restatement in 2014. With our past loan quality issues behind us and the successful execution of our franchise expansion strategy accomplished, we believe our future financial performance prospects appear strong.

The proponent cites concerns over the level of loan growth that has occurred over the past year. While the level of growth has been robust, we do not believe that the growth has been in riskier assets. The loan quality of the Company is at the highest level in a decade and our credit underwriting standards remain focused on ensuring that our loan quality never falls to the levels experienced during the recession.

Last year the proponent declared that the Directors earned, on average, over $50,500 per year during 2015. The Board restructured certain compensation metrics and meeting frequencies in June 2016 and as a result, average compensation levels have declined for 2016. It should be noted that First South Bancorp and First South Bank have fewer outside directors than most community bank peers. This requires that each Director must serve on more committees than a larger board. A smaller Board results in a greater average compensation level per Director, but the total compensation paid to Directors as a group remains in line with peers.

Finally, President and CEO Bruce W. Elder met on several occasions with the proponent in an attempt to address his concerns. Unfortunately, these meetings did not result in a satisfactory resolution.

Your Board of Directors regularly monitors the Company’s business and financial performance, and reviews the strategy for creating value for all stockholders in the context of the Company’s long-term objectives. Your Board of Directors fully recognizes its responsibility and duties and stays abreast of developments within the financial institutions market. The Company presently has relationships with several nationally recognized investment banking firms. Accordingly, your Board of Directors believes it is in the best and most informed position to evaluate all of the options and strategic alternatives that may be available to the Company that are in the best interests of the stockholders, including if, when, and under what terms and conditions a merger with another financial institution should be considered.

If stockholders return a validly executed proxy solicited by the Board of Directors, the shares represented by the proxy will be voted on this proposal in the manner specified by the stockholder. If the stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted “AGAINST” the proposal.

Based on the factors outlined above, the Board of Directors unanimously recommends a vote “AGAINST” the stockholder proposal.

Vote Required for Approval. The affirmative vote of a majority of the shares of our common stock present or represented and voting on the stockholder proposal is required to approve the proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence of absence of a quorum. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted at the meeting and, accordingly, will not affect the outcome of this proposal. The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

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OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the determination of a majority of the Board of Directors.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally, or by email, facsimile or telephone without receiving additional compensation.

The Company’s 2016 Annual Report to Stockholders (“Annual Report”), including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. The Annual Report is also available to all stockholders on a publicly accessible Internet website at www.edocumentview.com/FSBK. Any stockholder may obtain a copy of the Annual Report by visiting the website www.edocumentview.com/FSBK; or by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2016, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders as of the record date upon written request to Corporate Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. The Company’s Annual Report on Form 10-K is available on a publicly accessible Internet website at www.edocumentview.com/FSBK.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in 2018 Proxy Statement. To be eligible for inclusion in the proxy statement for the 2018 Annual Meeting of Stockholders, stockholder proposals must be received by the Company’s Secretary no later than the close of business on December 16, 2017. Proposals should be sent to the Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889 and follow the procedures required by SEC Rule 14a-8.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2018 Annual Meeting. Under our Articles of Incorporation, a stockholder who wishes to nominate an individual for election to the Board of Directors directly or to propose any business to be considered at an annual or special meeting must deliver advance notice of such nomination or proposal to the Company following the procedures in the Articles of Incorporation.

The notice must be in writing and contain the information specified in the Articles of Incorporation for a director nomination or other business. To be timely, the notice must be delivered or mailed to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of the 2018 Annual Meeting. However, if the Company gives less than forty days’ notice of the 2018 Annual Meeting to stockholders, the written notice shall be delivered not later than the close of business on the tenth day following the day on which notice of the 2018 Annual Meeting was mailed to stockholders. Notices should be delivered or mailed to the Secretary of the Company at 1311 Carolina Avenue, Washington, North Carolina 27889.

The chairman of the 2018 Annual Meeting may determine whether any nomination or other business has been properly brought before the meeting in accordance with the Company’s Articles of Incorporation. If the chairman determines that a nomination or proposal was not properly brought before the meeting, then the defective nomination or proposal will be disregarded and laid over for action at the next annual or special meeting of stockholders. Management and any other person duly named as proxy by a stockholder will have the authority to vote in their discretion on any nomination for director or any other proposal at an annual meeting if the Company does not receive notice of the nomination or other proposal within the time frames described above.

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The requirements described above are separate from the procedures you must follow to submit a nominee for consideration by the Nominating Committee for recommendation to the Board for election as a director as described under “Committees of the Board of Directors” and from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement pursuant to SEC Rule 14a-8.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William L. Wall

William L. Wall
Secretary

Washington, North Carolina

June 2, 2017

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FIRST SOUTH BANCORP, INC.

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IMPORTANT ANNUAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 29, 2017.

Vote by Internet

- Go to **www.investorvote.com/FSBK**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominee, FOR Proposals 2 and 3, THREE YEARS on Proposal 4 and AGAINST Proposal 5.

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The Board of Directors recommends a vote FOR Proposal 1

1. The election as director of the nominee listed below:

	For	Withhold
01 - Marshall T. Singleton	☐	☐

The Board of Directors recommends a vote FOR Proposal 2

	For	Against	Abstain
2. The ratification of the appointment of Cherry Bekaert LLP as the independent registered public accounting firm of First South Bancorp, Inc. for the fiscal year ending December 31, 2017.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3

	For	Against	Abstain
3. Approval of an advisory vote (non-binding) on executive compensation.	☐	☐	☐

The Board of Directors recommends a vote 3 YEARS on Proposal 4

	3 Years	2 Years	1 Year	Abstain
4. Approval of an advisory vote (non-binding) on the frequency of stockholder advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 5

	For	Against	Abstain
5. Stockholder proposal regarding a sale, merger or other disposition of the Company.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on the enclosed card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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YOUR VOTE IS IMPORTANT!
Annual Meeting Materials are available on-line at:
www.edocumentview.com/FSBK

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — FIRST SOUTH BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
June 29, 2017
Washington, North Carolina

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Steve L. Griffin, Frederick N. Holscher and Lindsey A. Crisp, or any of them, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of First South Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the First South Bank (the "Bank") Operations Center located at 220 Creekside Drive, Washington, North Carolina, on Thursday, June 29, 2017, at 11:00 a.m. Eastern Time (the "Annual Meeting"), and at any and all adjournments thereof, as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEE; "FOR" THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; "FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION; "THREE YEARS" ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION; AND "AGAINST" THE STOCKHOLDER PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The above signed may also revoke their proxy by filing a subsequent proxy or notifying the Secretary of the Company of his or her decision to terminate his or her proxy.

By signing, dating and mailing this proxy or by voting by telephone or the Internet, you acknowledge that you have received from the Company a Notice of Annual Meeting, a Proxy Statement dated June 2, 2017 and our 2016 Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.